Exhibit 10.58

PHARMERICA CORPORATION

Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement (2010)

This DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), granted under the Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”) is effective as of [                    ] , and is made between PharMerica Corporation, a Delaware corporation (the “Company”) and [                ] (the “Recipient”).

Preliminary Statements

WHEREAS, the Recipient serves as a director on the Company’s Board of Directors (the “Board”);

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Recipient restricted stock units subject to the vesting and other conditions set forth herein, in order to provide the Recipient with a significant interest in the Company’s growth so that the Recipient will have a greater incentive to seek to increase the value of the Company’s stock and so that the Recipient’s interests will be more closely aligned with those of the Company and the shareholders of the Company; and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Restricted Stock Units. On the terms and conditions of this Agreement and the Plan, the Company grants to the Recipient a restricted stock unit award (the “Award”) which, if earned based on the vesting schedule in Section 2 below, shall be payable in shares of the common stock of the Company (the “Stock”). The number of restricted stock units to be issued pursuant to the Award is [                    ] (the “Restricted Stock Units”). The date of grant of the Restricted Stock Units is [                ] (the “Grant Date”).

2. Vesting of the Restricted Stock Units. The Restricted Stock Units granted pursuant to this Agreement shall vest as follows:

(a) General Vesting Conditions of the Restricted Stock Units. Provided that the Recipient continuously serves on the Board through the vesting period, the Restricted Stock Units shall become vested and all restrictions thereon shall lapse upon the earlier of: (i) the first anniversary of the Grant Date; or (ii) the annual meeting of the shareholders of the Company which immediately follows the [                    ] , annual shareholder meeting (the “Vesting Date”). There shall be no proportional vesting prior to the Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Award. Notwithstanding Section 2(a) above, upon the occurrence of any of the following events, the Recipient shall become fully vested in the Award as set forth in this Section 2(b):

(i) on the date of the termination of the Recipient’s service as a director with the Company by reason of the Recipient’s death or disability (within the meaning of Section 22(e)(3) of the Code);

(ii) provided that the Recipient is not removed from the Board for “Cause” (as defined in Section 2(d) below), on the last day that the Recipient serves on the Board if (A) the Recipient is not nominated for re-election to the Board, or (B) the Recipient is nominated for re-election to the Board but is not so re-elected; and

(iii) on the closing of a transaction that constitutes a Change in Control (as defined in the Plan).

Notwithstanding the foregoing, the Company, in its sole and absolute discretion, may accelerate all or any portion of the vesting of the Restricted Stock Units at any time.

(c) Forfeiture of the Award. Subject to Section 2(b) above, any portion of the Award that remains unvested on the date when the Recipient ceases to perform services for the Company shall automatically be forfeited as of such date. Additionally, in the event of the Recipient’s removal as a director for Cause at any time, the Award shall be forfeited as of such date.

(d) Definition of Cause. For purposes hereunder, Cause means:

(i) the continued failure by the Recipient to substantially perform the services expected of a director (other than any such failure resulting from the Recipient’s incapacity due to physical or mental illness or injury) over a period of not less than thirty (30) days after a written demand for substantial performance is delivered to the Recipient by the Chairman of the Board or by the chair of the Audit Committee, which demand identifies the manner in which it is believed that the Recipient has not substantially performed the services expected of the Recipient;

(ii) the willful misconduct of the Recipient that is materially and demonstrably injurious to the Company; provided that no act or failure to act on the Recipient’s part will be considered willful if done, or omitted to be done, by the Recipient in good faith and with reasonable belief that the action or omission was in the best interest of the Company;

(iii) the commission by or indictment of the Recipient for a misdemeanor, which constitutes a crime of moral turpitude and gives rise to material harm to the Company; or

(iv) the commission by or indictment of the Recipient for a felony (including, without limitation, any felony constituting a crime of moral turpitude).

3. Payment of Award.

(a) Payment of the Award shall be made on a date as soon as administratively practicable following the completion of the vesting period, but in no event later than March 15, of the year following the year in which the Vesting Date occurs.

(b) Payment of the Award shall be in the form of whole shares of Stock only.

4. Dividend Equivalent Rights. With respect to the Restricted Stock Units awarded to the Recipient pursuant to this Agreement, during the vesting period set forth in Section 2(a) hereof, the Recipient shall also be entitled to receive a number of restricted stock units (“Dividend Equivalent Stock Units”) equal to (a) (i) the number of Restricted Stock Units earned by the Recipient under Sections 2(a) and/or 2(b) (as applicable) multiplied by (ii) the cumulative amount of cash dividends paid by the Company that the Recipient would have received had he owned the earned Restricted Stock Units on each dividend record date through the Vesting Date, divided by (b) the closing price of the Stock on the Vesting Date. Dividend Equivalent Stock Units granted under this Section 4 shall vest based on the vesting schedule set forth in Section 2(a) hereof, provided that for the purposes of such vesting schedule, the Dividend Equivalent Stock Units shall be deemed to have been granted as of the Grant Date.

5. Taxes. The Company shall not withhold or in any way be responsible for the payment of any federal, state, or local income or occupational taxes with respect to the grant, vesting or payment of the Restricted Stock Units or Dividend Equivalent Stock Units. All such taxes are the sole responsibility of the Recipient and the Recipient shall indemnify and hold the Company harmless from any and all loss, damage, or liability to the Company arising with respect to such taxes.

6. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Award is granted, then such proportional and appropriate adjustment shall be made by the Board in the number and kind of shares subject to the Award, so that the proportional interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company or the Board shall adjust the number and kind of shares subject to the Award to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to Section 6(c) below, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Award shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportional adjustment of the Award, as may be applicable so that the aggregate value of the Award thereafter shall be the same as the aggregate value of the Award immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event of a Change in Control, the Board may (i) make provisions in connection with such transaction for the continuation of the Award; (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under the Award; (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert the Award into an award of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity; or (iv) terminate the Award effective upon the date of the applicable transaction and either make, within sixty (60) days after the date of the applicable transaction, a cash payment to the Recipient equal to product of the number of Restricted Stock Units subject to the Award and the Fair Market Value, as of the date of the applicable transaction, of a share of Stock; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient as determined at the time of such modification.

7. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Award if the sale or issuance of such shares would constitute a violation by the Recipient or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Award, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Award may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares of Stock pursuant to the Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Award shall not be granted or paid unless and until the shares of Stock covered by the Award are registered or are subject to an available exemption from registration, the grant or payment of the Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

8. Restrictions On Transfer. Other than by will or under the laws of descent and distribution or as permitted by Section 13(d) of the Plan, the Recipient shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of any unvested portion of the Award, whether outright or as security, with or without consideration, voluntary or involuntary. Any such transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

9. Interpretation of this Agreement. All decisions and interpretations made by the Company with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Recipient and any other person entitled to receive the benefits of the Award as provided for herein.

10. Governing Law. The validity, interpretation and enforcement of this Agreement are governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws principles, and by the laws of the United States of America.

11. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Award provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

12. Notice. Any notice hereunder by the Recipient to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Recipient. Any notice hereunder by the Company to the Recipient shall be in writing and shall be deemed duly given if mailed or delivered to the Recipient at the address specified below by the Recipient for such purpose, or if so mailed or delivered to such other address as the Recipient may hereafter designate by written notice given to the Company.

13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

14. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Recipient; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year written below.

PHARMERICA CORPORATION

BY:

DATE:

RECIPIENT

DATE:

RECIPIENT’S ADDRESS: